AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2005
                           Registration No.  333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                             PROCERA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada

________________________________________________________________________________
         (State or other jurisdiction of incorporation or organization)

                                   33-0974674

________________________________________________________________________________
                     (I.R.S. Employer Identification Number)

                         3175 South Winchester Boulevard
                           Campbell, California 95008
                                 (408) 874-4600
________________________________________________________________________________
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Douglas J. Glader
                                    President
                             Procera Networks, Inc.
                         3175 South Winchester Boulevard
                           Campbell, California 95008
                                 (408) 874-4600
________________________________________________________________________________
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             James C. Chapman, Esq.
                            Stephen W. Clinton, Esq.
                             Michael H. Irvine, Esq.
                            Silicon Valley Law Group
                            25 Metro Drive, Suite 600
                           San Jose, California, 95111
                                 (408) 573-5700
                            Facsimile: (408) 573-5701

Approximate Date of Proposed Sale to Public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                     CALCULATION OF REGISTRATION FEE

=========================================================================================================
Title of each class       Amount to be           Proposed              Proposed            Amount of
of securities to be      registered (2)          Maximum               Maximum          registration fee
  registered (1)                            offering price per    aggregate offering          (4)
                                                 unit (3)             price (3)
---------------------------------------------------------------------------------------------------------
COMMON STOCK,           17,878,031 SHARES  $               1.52  $      27,174,607.12  $           3,199
0.001 PAR VALUE

    TOTAL               17,878,031 SHARES                        $      27,174,607.12  $           3,199
=========================================================================================================

(1) Pursuant to Rule 429(a) of the Securities Act of 1933, as amended (the "Securities Act"), a combined prospectus is being used in this registration statement, and pursuant to Rule 429(b) of the Securities Act, the earlier registration statements to which the combined prospectus relates and constitutes a post-effective amendment are the Registrant's Registration Statements on Form SB-2 (File Nos. 333-111787 and 333-115906). Pursuant to Rule 401(c) of the Securities Act, this registration statement is being filed on Form S-3.

(2) Includes 7,967,035 shares of common stock issuable upon exercise of outstanding warrants. In accordance with Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional shares of common stock as may become issuable pursuant to adjustment provisions of the warrants.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(g) of the Securities Act.

(4) The Registrant previously filed Registration Statements Nos. 333-111787 and 333-115906 which were filed on January 8, 2004 and May 26, 2004, respectively. The Registrant paid registration fees of $2,481.10 for Registration Statement No. 333-111787, and $365.40 for Registration Statement No. 333-115906. Pursuant to Rule 457(p) of the Securities Act, an amount of $2,846.50, which represents the aggregate total dollar amount of the filing fees associated with the unsold securities under these registration statements, is offset against the $3,199.00 filing fee otherwise due for this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH  DATE  AS  THE  COMMISSION,  ACTING  PURSUANT  TO  SAID  SECTION  8(A), MAY
DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                  Subject to Completion, dated January 28, 2005


                                [GRAPHIC OMITTED]


                                    PROCERA
                                    NETWORKS

            By this prospectus, we may offer up to 17,878,031 shares
                               of our common stock

     The shares of common stock covered by this Prospectus are being registered to permit the selling stockholders to sell such shares from time to time in the public market. Such sales may occur through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. We will not receive any of the proceeds from the sale of common stock by selling stockholders. We will receive proceeds from the exercise by the selling stockholders of warrants to purchase common stock.

     Our common stock is listed on the Over-The-Counter Bulletin Board. Our trading symbol is "PRNW." On January 25, 2005, the closing price of our common stock was $1.52 per share.

                             ______________________

   SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF MATERIAL ISSUES TO
                  CONSIDER BEFORE PURCHASING OUR COMMON STOCK.
                             _______________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2005.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

About This Prospectus                                                          3
Forward Looking Statements                                                     3
Prospectus Summary                                                             3
Risk Factors                                                                   5
Use of Proceeds                                                                9
Selling Stockholders                                                          10
Description of Securities                                                     22
Plan of Distribution                                                          23
Legal Matters                                                                 24
Experts                                                                       24
Where You Can Find More Information                                           24
Incorporation of Certain Information By Reference                             24

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Procera Networks, Inc. is a trademark of Procera Networks, Inc. This prospectus contains product names, trade names and trademarks of Procera Networks, Inc. and other organizations.

                           FORWARD LOOKING STATEMENTS

     This  prospectus  contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. In this prospectus, we use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those listed under "Risk Factors" elsewhere in this prospectus.

     We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Investors should read carefully the entire prospectus including the information set forth under "Risk Factors" and the documents incorporated by reference in this prospectus before making an investment decision. Unless the context otherwise requires, the terms "Procera Networks, Inc.," "Procera Networks," "we," "us," and "our" refer to Procera Networks, Inc.

     We are a development stage, high technology device company engaged in the development and marketing of wire-speed Intelligent Content Management network solutions. Our OptimIP Intelligent Network Appliance product family provides wire-speed switching, routing, content control, flow metering (bandwidth limiting), packet shaping (quality of service prioritization), surveillance (monitoring and archiving of emails, instant messaging) for secure delivery of information and applications across wireless and wireline networks. Our products enable the computer network to manage information in a more sophisticated manner, thereby increasing employee and computer network efficiency and substantially reducing the costs of network expansion. Our hardware and software solutions present an affordable opportunity for medium and small sized enterprises to manage their networks more efficiently on an individual, end-user basis in order to: (i) increase efficiency of the computer network; (ii) minimize legal liability issues stemming from employees' use of company-provided computer networks for non-business purposes; and (iii) simplify the increasing demands on businesses to comply with new laws regarding data storage and email archiving.

     On October 16, 2003, under a merger and plan of reorganization agreement (the "Merger"), Procera Networks, Inc., a Delaware corporation, ("PNI"), merged into Zowcom, Inc., a publicly-traded Nevada corporation, ("Zowcom"), in a stock-for-stock transaction. As a result of the Merger, Zowcom continued as the surviving corporation, and assumed the operations and business plan of PNI. The stockholders of PNI became stockholders of Zowcom, and Zowcom changed its name to Procera Networks, Inc. ("Procera") (trading symbol OTCBB: PRNW.OB). Zowcom provided customized websites and web-based planning services. It generated less than $10,000 in revenues per year.

                                           THE OFFERING
Common stock offered by the selling   17,878,031 shares, including shares of common stock
stockholders                          issuable upon exercise of warrants held by the selling
                                      stockholders.

Common stock to be outstanding after  37,833,941 shares, including shares of common stock
this offering                         issuable upon exercise of warrants held by the selling
                                      stockholders.

Use of proceeds                       We will not receive any of the proceeds from the sale of
                                      shares by the selling stockholders. We may receive proceeds from the exercise of warrants held by selling stockholders, which will be used for working capital and general corporate purposes.

Risk Factors                          An investment in our common stock involves a high degree
                                      of risk. See "Risk Factors" beginning on page 5 of this
                                      prospectus.

OTCBB Symbol                          "PRNW"

     The number of shares that will be outstanding after the offering is based on the number of shares outstanding as of December 31, 2004 and excludes 3,410,000 shares of common stock issuable upon exercise of outstanding stock options, 325,000 shares of common stock issuable upon exercise of rights to purchase common stock outstanding as of December 31, 2004, and 1,590,000 shares reserved for issuance under our 2003 and 2004 stock option plans as of December 31, 2004.

                                  RISK FACTORS

     An investment in the shares of our common stock involves a high degree of risk. You should consider carefully the following risk factors as well as the other information set forth in this prospectus, or incorporated herein by reference, before you decide to buy our common stock.

WE  NEED  ADDITIONAL  FINANCING.

     Based on current reserves and anticipated cash flow, we currently anticipate that the available funds will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion through June 30, 2005. Thereafter, we will need to raise additional funds. If any of our assumptions are incorrect, we may need to raise capital before the end of November. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures or continue in existence through June 30, 2005.

WE ARE AN EARLY STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

     We have only recently launched many of the products and services described herein and therefore are a start-up company. We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from such products services. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

     We continue to incur losses from operations resulting primarily from costs related to product development and an increase in general and administrative expenses, including employee compensation, research and development and administrative costs. Because of our plans to invest heavily in marketing and promotion, to hire additional employees, and to enhance our network content and management technologies, we expect to incur net losses for a period of time. We believe these expenditures are necessary to build and maintain hardware and software technology and to penetrate the markets for our products. If our revenue growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve profitability.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     The markets in which we are engaged are new, rapidly evolving and intensely competitive, and we expect competition to intensify further in the future. We currently or potentially compete with a number of other companies. A number of those companies are large and well funded. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a material adverse effect on our business, results of operations, and financial condition. In addition, the pace of technological change and product obsolescence is rapid. A potential competitor could develop a technology or new product, which are competitive with or superior to ours.

THE MARKET IN WHICH WE COMPETE IS SUBJECT TO RAPID TECHNOLOGICAL PROGRESS AND TO COMPETE WE MUST CONTINUALLY INTRODUCE NEW PRODUCTS THAT ACHIEVE BROAD MARKET ACCEPTANCE.

     The network equipment market is characterized by rapid technological progress, frequent new product introductions, changes in customer requirements and evolving industry standards. If we do not regularly introduce new products in this dynamic environment, our product lines will become obsolete. Developments in routers and routing software could also significantly reduce demand for our products. Alternative technologies could achieve widespread market acceptance and displace the technology on which we have based our product architecture. We cannot guarantee that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our own products and technology.

FUTURE  PERFORMANCE  WILL  DEPEND  ON  THE  INTRODUCTION  AND  ACCEPTANCE OF NEW
PRODUCTS.

     Our future performance will also depend on the successful development, introduction and market acceptance of new and enhanced products that address customer requirements in a timely and cost-effective manner. In the past, we have experienced delays in product development and such delays may occur in the future. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products. Therefore, to the extent customers defer or cancel orders in the expectation of new product releases, any delay in the development or introduction of new products could cause our operating results to suffer. The inability to achieve and maintain widespread levels of market acceptance for our current and future products may significantly impair our revenue growth.

OUR LIMITED ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND DEFEND AGAINST CLAIMS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

     We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. However, we cannot guarantee that the actions we have taken will adequately protect our intellectual property rights or that other parties will not independently develop similar or competing products that do not infringe on our patents. We enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise misappropriate or use our products or technology.

     Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we are found to infringe the proprietary rights of others, or if we otherwise settle such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products so that they no longer infringe upon such proprietary rights. Any license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical. Litigation resulting from claims that we are infringing the proprietary rights of others could result in substantial costs and a diversion of resources, and could have a material adverse effect on our business, financial condition and results of operations.

OUR DEPENDENCE ON CONTRACT MANUFACTURERS FOR SUBSTANTIALLY ALL OF OUR MANUFACTURING REQUIREMENTS COULD HARM OUR OPERATING RESULTS.

     If the demand for our products grows, we will need to increase our material purchases, contract manufacturing capacity, and internal test and quality functions. Any disruptions in product flow could limit our revenue, adversely affect our competitive position and reputation, and result in additional costs or cancellation of orders under agreements with our customers.

     We rely on independent contractors to manufacture our products. We do not have long-term contracts with any of these manufacturers. Delays in product shipments from contract manufacturers are not unusual. Similar or other problems may arise in the future, such as inferior quality, insufficient quantity of products, or the interruption or discontinuance of operations of a manufacturer, any of which could have a material adverse effect on our business and operating results.

     We do not know whether we will effectively manage our contract manufacturers or that these manufacturers will meet our future requirements for timely delivery of products of sufficient quality and quantity. We intend to transition the manufacture of some of our products from one contract manufacturer to another. We also intend to regularly introduce new products and product enhancements, which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high-quality products or a reduction in the number of contract manufacturers may cause a delay in our ability to fulfill orders and may have a material adverse effect on our business, operating results and financial condition.

     As part of our cost-reduction efforts, we will need to realize lower per unit product costs from our contract manufacturers by means of volume efficiencies and the utilization of manufacturing sites in lower-cost geographies. However, we cannot be certain when or if such price reductions will occur. The failure to obtain such price reductions would adversely affect our gross margins and operating results.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOSE SALES.

     Network products frequently contain undetected software or hardware errors when new products or new versions or updates of existing products are first released to the marketplace. In the past, we have experienced such errors in connection with new products and product upgrades. We expect that such errors or component failures will be found from time to time in the future in new or existing products, including the components incorporated therein, after the commencement of commercial shipments. These problems may have a material adverse effect on our business by causing us to incur significant warranty and repair costs, diverting the attention of our engineering personnel from new product development efforts, delaying the recognition of revenue and causing significant customer relations problems. Further, if our product is not accepted by customers due to defects, and such returns exceed the amount we accrued for defect returns based on our historical experience, our operating results would be adversely affected.

     Our products must successfully integrate with products from other vendors. As a result, when problems occur in a computer or communications network, it may be difficult to identify the sources of these problems. The occurrence of hardware and software errors, whether or not caused by our products, could result in the delay or loss of market acceptance of our products and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

WE EXPECT THE AVERAGE SELLING PRICES OF OUR PRODUCTS TO DECREASE, WHICH MAY REDUCE GROSS MARGIN OR REVENUE.

     The network equipment industry has traditionally experienced a rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures, promotional pricing, technological progress and a slowdown in the economy that has resulted in excess inventory and lower prices as companies attempt to liquidate this inventory. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, excess inventories, increased sales discounts and new product introductions by us or our competitors. We may experience substantial decreases in future operating results due to the erosion of our average selling prices. Competitive pressures are expected to increase as a result of the industry slowdown that began at the end of 2000, coupled with the slow recovery of the broader economy.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COSTS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     Regulatory changes, including the Sarbanes-Oxley Act of 2002, and potential new accounting pronouncements or regulatory rulings, have had and will have an impact on our future financial position and results of operations. The
Sarbanes-Oxley Act of 2002 and other rule changes and proposed legislative initiatives are likely to increase general and administrative costs. In addition, insurance costs, including health, workers' compensation and directors and officers', have been dramatically increasing. Insurers are likely to increase rates as a result of high claims rates over the past year, and our rates are likely to increase further in the future. Further, changes in accounting rules, including the accounting for employee stock options as an expense, have increased our general and administrative expenses. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

OUR PRODUCTS MUST COMPLY WITH EVOLVING INDUSTRY STANDARDS AND COMPLEX GOVERNMENT REGULATIONS OR THEY MAY NOT BE WIDELY ACCEPTED, WHICH MAY PREVENT US FROM GROWING OUR NET REVENUE OR ACHIEVING PROFITABILITY.

     The market for network equipment products is characterized by the need to support industry standards as different standards emerge, evolve and achieve acceptance. We will not be competitive unless we continually introduce new products and product enhancements that meet these emerging standards. In the past, we have introduced new products that were not compatible with certain technological standards, and in the future we may not be able to effectively address the compatibility and interoperability issues that arise as a result of technological changes and evolving industry standards. Our products must comply with various United States federal government regulations and standards defined by agencies such as the Federal Communications Commission, in addition to standards established by governmental authorities in various foreign countries and recommendations of the International Telecommunication Union. If we do not comply with existing or evolving industry standards or if we fail to obtain timely domestic or foreign regulatory approvals or certificates we will not be able to sell our products where these standards or regulations apply, which may prevent us from sustaining our net revenue or achieving profitability.

RECENT ISSUANCES OF COMMON STOCK AND WARRANTS COULD CAUSE A DROP IN OUR STOCK PRICE

     On January 25, 2005, the closing price of our common stock as quoted on the Over The Counter Bulletin Board was $1.52 per share. We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell up to 17,878,031 shares of our common stock, 9,910,996 of which they have acquired and 7,967,035 of which they may acquire through the exercise of the warrants. Several of the selling stockholders, including but not limited to the December 2004 Investors, purchased our restricted common stock for $0.80 per share or less and have warrants with an exercise price below our January 25, 2005 closing price. Future issuances of common stock and warrants at similarly discounted prices could cause a drop in our stock price.

                                 USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of the common stock offered by them under this prospectus. We will not receive any of the proceeds from the sale of common stock offered by the selling stockholders under this prospectus. However, we will receive the proceeds from the exercise of the Warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

                              SELLING STOCKHOLDERS

The following table sets forth information, as of December 31, 2004, with respect to the selling stockholders and the respective number of shares of common stock owned by each selling stockholder that may be offered pursuant to this prospectus together with the number of shares of common stock and the percentage of our issued and outstanding common stock owned by each selling stockholder prior to this offering. This information was supplied to us by the selling stockholders named in the table and may change from time to time. We have not sought to verify the information contained in the table. Because the selling stockholders may offer all or some portion of these securities pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, we cannot predict the number of shares that will be held by the selling stockholders upon termination of this offering. In addition, some of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information about themselves and the securities they were selling in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Unless otherwise disclosed in the footnotes to the table below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates and owns less than 5% of our outstanding common stock.

     Each selling stockholder listed below may, under this prospectus, from time to time offer and sell the number of shares of common stock listed below opposite its name. Prior to any use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling stockholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.

     We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell up to 17,878,031 shares of our common stock, 9,910,996 of which they have acquired and 7,967,035 of which they may acquire through the exercise of the warrants. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts. The selling stockholders are divided into six categories: (i) investors from our December 2004 private placement, a seller of technology and intellectual property to the Company, and warrant issuances to service providers; (ii) investors from our December 2003 private placement;
(iii) investors from our August 2003 private placement; (iv) investors who converted bridge loans to the Company into common stock in August 2003; (v) investors from our June 2003 private placement; and (vi) our founders and employees who purchased stock upon the restart of our operations in June 2003 in lieu of accrued salary. All of these transactions are set forth in greater detail below and the selling stockholder table set forth below is divided into these six categories.

The December 2004 Investors; Seller of Intellectual Property; and Service Providers

     In December 2004, we completed the sale of 5,762,500 shares of restricted common stock for $0.80 per share for a total of $4,610,000 to 22 institutional and accredited investors (the "December 2004 Investors"). The December 2004 Investors purchased the shares pursuant to subscription agreements (each a "Subscription Agreement"), the form of which is attached as an exhibit to this report. Under the Subscription Agreement, the Company also issued warrants to purchase an aggregate of 1,728,750 shares of the common stock at a per share exercise price of $1.25 and warrants to purchase an aggregate of 1,728,750 shares of the common stock at a per share exercise price of $1.37. The warrants are exercisable, in whole or in part, for three years following the effectiveness of this registration statement. Seidler Companies and Pacific Wave Capital served as placement agents for the transaction. The Company's Board of Directors accepted the terms for the sale of the shares after pursuing all financing alternatives and based upon advice from its placement agents. Each December 2004 Investor completed a subscription agreement, warrant agreements, and a registration rights agreement, forms of which are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The December 2004 Investors also received registration rights with respect to the shares issued and to be issued pursuant to the warrants, and this registration statement satisfies our obligations.

     On April 22, 2004, we completed the acquisition of 100% of the outstanding stock of EZ2, Inc. ("EZ2"), a development stage company located in Saratoga, California, for 35,000 shares of the Company's restricted common stock valued at $71,750. EZ2 was co-founded by Dr. Anil Sahai who we hired as our Chief Technology officer on May 24, 2004.

     On May 20, 2004, we completed the acquisition of the intellectual property of Ezyte, Inc. ("Ezyte"), a development stage company located in Saratoga, California, for 65,000 shares of our restricted common stock valued at $106,600. Ezyte was co-founded by Dr. Anil Sahai who we hired as our Chief Technology officer on May 24, 2004.

     We have also issued warrants to certain service providers. We issued warrants to purchase 100,000 shares to Equity Media, Inc. for marketing services. The warrants are exercisable, in whole or in part, until August 12, 2007 at a per share exercise price of $1.56. We issued warrants to purchase 400,000 shares to Liviakis Financial Communications, Inc. for marketing services. The warrants are exercisable, in whole or in part, until August 2, 2006 at a per share exercise price of $1.40. We issued warrants to purchase 60,000 shares to Oceanic Consulting LLC for marketing services. The warrants are exercisable, in whole or in part, until August 4, 2006 at a per share exercise price of $1.60. We issued warrants to purchase 50,000 shares to Silicon Valley Law Group, LLC for legal services. The warrants are exercisable, in whole or in part, until June 6, 2008 at a per share exercise price of $0.50. We issued warrants to purchase 700,000 shares to The Empire Group LLC for marketing services. The warrants are exercisable as follows: (i) 200,000 shares are exercisable, in whole or in part, until September 1, 2005 at a per share exercise price of $2.50; (ii) 200,000 shares are exercisable, in whole or in part, until September 1, 2005 at a per share exercise price of $3.00; (iii) 300,000 shares are exercisable, in whole or in part, until September 1, 2006 at a per share exercise price of $1.50.

The December 2003 Investors

     In December 2003, we completed a brokered private placement of 2,172,500 shares of common stock and warrants to purchase 1,086,250 shares of common stock with thirteen institutional investors (the "December 2003 Investors"). We raised a total of $4,345,000 in the placement. The warrants are exercisable, in whole or in part, for $2.00 per share. The warrants expire on April 26, 2005. We also issued warrants to purchase 1,086,250 shares of common stock to the December 2003 Investors in April 2004. Those warrants are also exercisable, in whole or in part, for $2.00 per share and expire on June 30,

2006. In addition, warrants were also issued to three selling stockholders, C.K. Cooper & Company, Instream Partners and Mr. Shai Stern, who helped to find purchasers for our December 2003 private placement. In addition, Linden Growth Partners converted an outstanding loan of $500,000 plus accrued interest into 252,959 shares of common stock and received a warrant to purchase 31,250 shares. Each December 2003 Investor, except for Linden Growth Partners, completed a subscription agreement, a special warrant agreement and a warrant agreement, forms of which, including the promissory note for Linden Growth Partners, are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The December 2003 Investors also received registration rights with respect to the shares issued and to be issued pursuant to the warrants, and we satisfied our obligations with the registration statements on Form SB-2 that went effective on April 26, 2004 and June 30, 2004 (File Numbers 333-111787 and 333-115906). This
registration  statement  replaces  those  registration  statements.

     In May 2004, we completed a private placement of 250,000 shares of common stock for $2.00 per share and warrants to purchase 250,000 shares of common stock with Linden Growth Partners ("Linden Growth"). The warrants are exercisable, in whole or in part, for $2.00 per share, and expire on June 30, 2006. Linden Growth completed a subscription agreement and a warrant agreement, forms of which are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. Linden Growth also received registration rights with respect to the shares sold and the shares to be issued pursuant to the warrants, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on June 30, 2004 (File Number 333-115906). This registration statement replaces that registration statement.

The August Investors

     In August 2003, we completed a private placement of 1,695,000 shares of our common stock at $1.00 per share to 22 individual and institutional investors (the "August Investors"). We raised an aggregate of $1,695,000 in gross proceeds. Each August Investor completed a subscription agreement, the form of which is filed as an exhibit to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The August Investors also received registration rights with respect to the shares issued, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on April 26, 2004 (File Number 333-111787). This registration statement replaces that registration statement.

The Bridge Lenders

     In August 2003, the outstanding principal amount of the convertible notes payable of $1,355,000 and accrued interest and loan fees of $258,833 due to ten bridge lenders (the "Bridge Lenders") was converted into 3,227,666 shares of common stock using a conversion rate of $0.50 per share. Additionally, we issued 261,893 shares of common stock to the Bridge Lenders pursuant to a subscription agreement in accordance with the loan agreements, the forms of which are filed as exhibits to this registration statement. The Bridge Lenders also received registration rights with respect to one half (1,744,780) of the total shares issued, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on April 26, 2004 (File Number 333-111787). This registration statement replaces that registration statement.

The June Investors

     In June 2003, we completed a private placement of 808,000 shares of our common stock at $0.50 per share and issued warrants to purchase 404,000 shares of common stock at a purchase price of $0.75 per share to eight individuals, and warrants to purchase an additional 26,000 shares of common stock to a finder (the "June Investors"). The warrants are exercisable immediately and expire in June 2008. We raised an aggregate of $404,000 in gross proceeds. Each June Investor completed a subscription agreement and a warrant agreement, forms of which are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The June Investors also received registration rights with respect to the 808,000 shares issued and the finder's warrant for 26,000 shares, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on April 26, 2004 (File Numbers 333-111787). This registration statement replaces that registration statement.

Founders and Employees

     In June 2003, the outstanding amount of unpaid salaries of $560,194 owed to former employees was converted into 1,120,388 shares of our common stock. Each employee completed a settlement and release agreement, a form of which is filed as an exhibit to this registration statement. Each employee received registration rights with respect to the shares issued, and this registration statement satisfies our obligations.

     The following table sets forth information with respect to the shares of common stock beneficially owned by the selling stockholders as of the date of this prospectus, including shares obtainable under warrants exercisable within 60 days of such date. The selling stockholders provided us with the information included in the table below. To our knowledge and except as described below, each of the selling stockholders has sole voting and investment power over the common stock listed in the table below. Except as described above and below, no selling stockholder, to our knowledge, has had a material relationship with us during the last three years, other than as an owner of our common shares or other securities.

The December 2004 Investors; Seller of Intellectual Property; and Service Providers

------------------------------------------------------------------------------------------------------------
                                              Beneficial Ownership of      Number of    Beneficial Ownership
                                               Common Shares Prior to     Shares to be    of Common Shares
                                                    the Offering           Sold Under     After the Offering
-------------------------------------------------------------------------     This     ---------------------
Selling Stockholder                             Number of     Percent of   Prospectus  Number of  Percent of
                                                  Shares         Class                   Shares      Class
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Alpha Capital AG                                 850,000 (1)         2.8%     850,000          0          --
------------------------------------------------------------------------------------------------------------
AS Capital Partners, LLC*                         50,000 (2)          --       50,000          0          --
------------------------------------------------------------------------------------------------------------
August J. Pellizzi, Jr.                          500,000 (3)         1.7%     500,000          0          --
------------------------------------------------------------------------------------------------------------
Basso Multi-Strategy Holding Fund Ltd.           790,000 (4)         2.6%     790,000          0          --
------------------------------------------------------------------------------------------------------------
Basso Private Opportunity Holding Fund Ltd.      210,000 (5)          --      210,000          0          --
------------------------------------------------------------------------------------------------------------
Bradley Berk*                                    200,000 (6)           1%     200,000          0          --
------------------------------------------------------------------------------------------------------------
Bradley C. Reifler*                              129,250 (7)          --      129,250          0          --
------------------------------------------------------------------------------------------------------------
Bert R. Cohen*                                   200,000 (8)          --      200,000          0          --
------------------------------------------------------------------------------------------------------------
Ellis International                              300,000 (9)           1%     300,000          0          --
------------------------------------------------------------------------------------------------------------
Enable Growth Partners, L.P.*                    800,000(10)         2.6%     800,000          0          --
------------------------------------------------------------------------------------------------------------
Halsey Advisory & Management, LLC                600,000(11)           2%     600,000          0          --
------------------------------------------------------------------------------------------------------------
HCM Venture Fund, L.P.                           400,000(12)         1.3%     400,000          0          --
------------------------------------------------------------------------------------------------------------
Herbert B. Soroca*                                77,300(13)          --       77,300          0          --
------------------------------------------------------------------------------------------------------------
Jupiter Partners                                 600,000(14)           2%     600,000          0          --
------------------------------------------------------------------------------------------------------------
Kevin S. Fitzpatrick*                            500,000(15)         1.7%     500,000          0          --
------------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund, LLC                320,000(16)         1.1%     320,000          0          --
------------------------------------------------------------------------------------------------------------
Platinum Partners Value Arbitrage Fund, L.P.     750,000(17)         2.5%     750,000          0          --
------------------------------------------------------------------------------------------------------------
Primarius Capital                              1,000,000(18)         3.3%   1,000,000          0          --
------------------------------------------------------------------------------------------------------------


                                       13

------------------------------------------------------------------------------------------------------------
Proximity Fund, L.P.                             600,000(19)           2%     600,000          0          --
------------------------------------------------------------------------------------------------------------
Robert W. Ledoux                                 105,000(20)          --      105,000          0          --
------------------------------------------------------------------------------------------------------------
Robert W. Sievers                                200,000(21)          --      200,000          0          --
------------------------------------------------------------------------------------------------------------
Warren L. DeMaio Trust                           300,000(22)           1%     300,000          0          --
------------------------------------------------------------------------------------------------------------
William Austin Lewis IV*                         355,000(23)         1.2%     355,000          0          --
------------------------------------------------------------------------------------------------------------
The Seidler Companies Incorporated*              159,750(24)          --      159,750          0          --
------------------------------------------------------------------------------------------------------------
Daniel Guilfoile*                                 40,950(25)          --       40,950          0          --
------------------------------------------------------------------------------------------------------------
Robert J. McGrath Jr.*                             7,500(26)          --        7,500          0          --
------------------------------------------------------------------------------------------------------------
Brian Y. Wilkinson*                                7,500(27)          --        7,500          0          --
------------------------------------------------------------------------------------------------------------
Jack Brimberg*                                    12,911(28)          --       12,911          0          --
------------------------------------------------------------------------------------------------------------
Jay C. Tomlinson*                                  9,342(29)          --        9,342          0          --
------------------------------------------------------------------------------------------------------------
Framcis A. Mlynarczyk Jr.*                         6,456(30)          --        6,456          0          --
------------------------------------------------------------------------------------------------------------
Anne M. Brimberg*                                  1,041(31)          --        1,041          0          --
------------------------------------------------------------------------------------------------------------
Pacificwave Partners Limited                       9,409(32)          --        9,409          0          --
------------------------------------------------------------------------------------------------------------
Equity Media, Inc.                               100,000(33)          --      100,000          0          --
------------------------------------------------------------------------------------------------------------
The Empire Group LLC                             400,000(34)         1.3%     400,000          0          --
------------------------------------------------------------------------------------------------------------
Liviakis Financial Communications, Inc.          900,000(35)         2.9%     900,000          0          --
------------------------------------------------------------------------------------------------------------
Oceanic Consulting LLC                            60,000(36)          --       60,000          0          --
------------------------------------------------------------------------------------------------------------
Anil Sahai                                        85,790(37)          --       20,790     65,000          --
------------------------------------------------------------------------------------------------------------
Glenn Deak                                           13,860           --       13,860          0          --
------------------------------------------------------------------------------------------------------------
Wilson & Sonsini Investment Company LLC                 350           --          350          0          --
------------------------------------------------------------------------------------------------------------
Ezyte, Inc.                                       65,000(37)          --       65,000          0          --
------------------------------------------------------------------------------------------------------------
Silicon Valley Law Group                          50,000(38)          --       50,000          0          --
------------------------------------------------------------------------------------------------------------
TOTAL                                                                      11,701,409
------------------------------------------------------------------------------------------------------------

--  Less  than  one  percent.
* Denotes a selling stockholder who is a registered broker-dealer or is an affiliate of broker-dealers. All affiliates of broker-dealers acquired the shares in the ordinary course of business and at the time of the acquisition they had no plans or proposals, directly or with any other person to distribute the shares.
** The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.
(1) Shares beneficially owned by Alpha Capital AG include warrants to purchase up to 525,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Konrad Ackerman has sole voting and investment power over all shares owned by Alpha Capital AG or that it has rights to acquire. Mr. Ackerman disclaims beneficial ownership of such shares.
(2) Shares beneficially owned by AS Capital Partners, LLC include warrants to purchase up to 18,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Michael Coughlin has sole voting and investment power over all shares owned by AS Capital Partners, LLC or that it has rights to acquire. Mr. Coughlin disclaims beneficial ownership of such shares.
(3) Shares beneficially owned by August J. Pellizzi, Jr. include warrants to purchase up to 187,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(4) Shares beneficially owned by Basso Multi-Strategy Holding Fund Ltd. include warrants to purchase up to 296,250 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Howard I. Fischer has sole voting and investment power over all shares owned by Basso Multi-Strategy Holding Fund Ltd. or that it has rights to acquire. Mr. Fischer disclaims beneficial ownership of such shares.
(5) Shares beneficially owned by Basso Private Opportunity Holding Fund Ltd. include warrants to purchase up to 78,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Howard I. Fischer has sole voting and investment power over all shares owned by Basso Private Opportunity Holding Fund Ltd. or that it has rights to acquire. Mr. Fischer disclaims beneficial ownership of such shares.
(6) Shares beneficially owned by Bradley Berk include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(7) Shares beneficially owned by Bradley C. Reifler include warrants to purchase up to 66,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(8) Shares beneficially owned by Bert R. Cohen include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(9) Shares beneficially owned by Ellis International include warrants to purchase up to 112,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Wilhelm Ungar has sole voting and investment power over all shares owned by Ellis International or that it has rights to acquire. Mr. Ungar disclaims beneficial ownership of such shares.
(10) Shares beneficially owned by Enable Growth Partners, L.P. include warrants to purchase up to 300,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Brendan ONeil has sole voting and investment power over all shares owned by Enable Growth Partners, L.P. or that it has rights to acquire. Mr. ONeil disclaims beneficial ownership of such shares.
(11) Shares beneficially owned by Halsey Advisory & Management, LLC include warrants to purchase up to 225,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Jean Pierre Prusack has sole voting and investment power over all shares owned by Halsey Advisory & Management, LLC or that it has rights to acquire. Mr. Prusack disclaims beneficial ownership of such shares.
(12) Shares beneficially owned by HCM Venture Fund, L.P. include warrants to purchase up to 150,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Hovan Capital Management, LLC has sole voting and investment power over all shares owned by HCM Venture Fund, L.P. or that it has rights to acquire. Mr. Kurt Hovan is the managing member of Hovan Capital Management, LLC and he disclaims beneficial ownership of such shares.
(13) Shares beneficially owned by Herbert B. Soroca include warrants to purchase up to 46,050 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(14) Shares beneficially owned by Jupiter Partners include warrants to purchase up to 225,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. John M. Bryan and Alan R. Brudos are the general partners of Jupiter Partners and each has sole voting and investment power over all shares owned by Jupiter Partners or that it has rights to acquire. Mr. Bryan and Mr. Brudos each disclaim beneficial ownership of such shares. Mr. Brudos also owns 10,000 shares as an individual.
(15) Shares beneficially owned by Kevin S. Fitzpatrick include warrants to purchase up to 187,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(16) Shares beneficially owned by Meadowbrook Opportunity Fund, LLC include warrants to purchase up to 120,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Michael Ragins has sole voting and investment power over all shares owned by Meadowbrook Opportunity Fund, LLC or that it has rights to acquire. Mr. Ragins disclaims beneficial ownership of such shares.
(17) Shares beneficially owned by Platinum Partners Value Arbitrage Fund LP include warrants to purchase up to 437,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Mark Nordlicht has sole voting and investment power over all shares owned by Platinum Partners Value Arbitrage Fund LP or that it has rights to acquire. Mr. Nordlicht disclaims beneficial ownership of such shares.

(18) Shares beneficially owned by Primarius Capital include warrants to purchase up to 375,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Patrick Lin has sole voting and investment power over all shares owned by Primarius Capital or that it has rights to acquire. Mr. Lin disclaims beneficial ownership of such shares.
(19) Shares beneficially owned by Proximity Fund, L.P. include warrants to purchase up to 225,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Steven Crosby has sole voting and investment power over all shares owned by HCM Venture Fund, L.P. or that it has rights to acquire. Mr. Crosby disclaims beneficial ownership of such shares.
(20) Shares beneficially owned by Robert W. Ledoux include warrants to purchase up to 30,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(21) Shares beneficially owned by Robert W. Sievers include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(22) Shares beneficially owned by the Warren L. DeMaio Trust include warrants to purchase up to 112,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Warren
L. DeMaio has sole voting and investment power over all shares owned by the Warren L. DeMaio Trust or that it has rights to acquire. Mr. DeMaio disclaims beneficial ownership of such shares.
(23) Shares beneficially owned by William Austin Lewis IV include warrants to purchase up to 155,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(24) Shares beneficially owned by The Seidler Companies Incorporated include warrants to purchase up to 159,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. John H. Reed has sole voting and investment power over all shares owned by Equity Media, Inc. or that it has rights to acquire. Mr. Reed disclaims beneficial ownership of such shares.
(25) Shares beneficially owned by Daniel Guilfoile include warrants to purchase up to 40,950 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(26) Shares beneficially owned by Robert J. McGrath Jr. include warrants to purchase up to 7,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(27) Shares beneficially owned by Brian Y. Wilkinson include warrants to purchase up to 7,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(28) Shares beneficially owned by Jack Brimberg include warrants to purchase up to 12,911 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(29) Shares beneficially owned by Jay C. Tomlinson include warrants to purchase up to 9.342 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(30) Shares beneficially owned by Framcis A. Mlynarczyk Jr. include warrants to purchase up to 6,456 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(31) Shares beneficially owned by Anne M. Brimberg include warrants to purchase up to 1,041 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(32) Shares beneficially owned by Pacificwave Partners Limited include warrants to purchase up to 9,409 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr.
Frederick Rouf has sole voting and investment power over all shares owned by Equity Media, Inc. or that it has rights to acquire. Mr. Rouf disclaims beneficial ownership of such shares.
(33) Shares beneficially owned by Equity Media, Inc. include warrants to purchase up to 100,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31,

2004. Mr. Gerald C. Young III has sole voting and investment power over all shares owned by Equity Media, Inc. or that it has rights to acquire. Mr. Young disclaims beneficial ownership of such shares.
(34) Shares beneficially owned by The Empire Group include warrants to purchase 400,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Matthew T. Carley has sole voting and investment power over all shares owned by The Empire Group or that it has rights to acquire. Mr. Carley disclaims beneficial ownership of such shares.
(35) Shares beneficially owned by Liviakis Financial Communications, Inc. include warrants to purchase 400,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. John Liviakis has sole voting and investment power over all shares owned by Liviakis Financial Communications, Inc. or that it has rights to acquire. Mr. Liviakis disclaims beneficial ownership of such shares.
(36) Shares beneficially owned by Oceanic Consulting LLC include warrants to purchase 60,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Antonio Katz has sole voting and investment power over all shares owned by Oceanic Consulting LLC or that it has rights to acquire. Mr. Katz disclaims beneficial ownership of such shares.
(37) Anil Sahai is the Chief Technology Officer of the Company and owner of Ezyte, Inc.
(38) Shares beneficially owned by Silicon Valley Law Group include warrants to purchase 50,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. James Chapman has sole voting and investment power over all shares owned by Silicon Valley Law Group or that it has rights to acquire. Mr. Chapman disclaims beneficial ownership of such shares.

The December 2003 Investors

------------------------------------------------------------------------------------------------------
                                        Beneficial Ownership of      Number of    Beneficial Ownership
                                         Common Shares Prior to     Shares to be   of Common Shares
                                              the Offering          Sold Under     After the Offering
-------------------------------------------------------------------     This     ---------------------
Selling Stockholder                        Number of    Percent of   Prospectus  Number of  Percent of
                                             Shares        Class                   Shares      Class
------------------------------------------------------------------------------------------------------
Linden Growth Partners                     784,209 (1)         2.6%     784,209          0          --
------------------------------------------------------------------------------------------------------
Castle Creek Technology Partners LLC*      250,000 (2)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Capital Ventures International*            250,000 (3)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Gamma Opportunity Capital Partners, Inc.   250,000 (4)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Stonestreet LP*                            250,000 (5)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Professional Traders Fund, LLC             187,500 (6)          --      187,500          0          --
------------------------------------------------------------------------------------------------------
First Mirage, Inc.                         125,000 (7)          --      125,000          0          --
------------------------------------------------------------------------------------------------------
Greenwich Growth Fund Ltd.                 100,000 (8)          --      100,000          0          --
------------------------------------------------------------------------------------------------------
Whalehaven Fund Ltd.                        85,000 (9)          --       85,000          0          --
------------------------------------------------------------------------------------------------------
Platinum Partners Global Macro Fund         75,000(10)          --       75,000          0          --
------------------------------------------------------------------------------------------------------
OTAPE Investments LLC                      160,000(11)          --       50,000    110,000          --
------------------------------------------------------------------------------------------------------
WEC Partners LLC                            50,000(12)          --       50,000          0          --
------------------------------------------------------------------------------------------------------
C.K. Cooper & Company*                      94,876(13)          --       94,876          0          --
------------------------------------------------------------------------------------------------------
Instream Partners*                         108,000(14)          --      108,000          0          --
------------------------------------------------------------------------------------------------------
Shai Stern                                  37,500(15)          --       37,500          0          --
------------------------------------------------------------------------------------------------------
TOTAL**                                                               2,697,085
------------------------------------------------------------------------------------------------------

--  Less  than  one  percent.
* Denotes a selling stockholder who is a registered broker-dealer or is an affiliate of broker-dealers. All affiliates of broker-dealers acquired the shares in the ordinary course of business and at the time of the acquisition they had no plans or proposals, directly or with any other person to distribute the shares.
** The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.

(1) Paul Coviello has sole voting and investment power over all shares owned by Linden Growth Partners or that it has rights to acquire. Mr. Coviello disclaims beneficial ownership of such shares. Mr. Coviello individually holds a warrant to purchase 6,125 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Shares beneficially owned by Linden Growth Partners include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(2) Shares beneficially owned by Castle Creek Technology Partners LLC include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr.
Daniel Asher has sole voting and investment power over all shares owned by Castle Creek Technology Partners LLC or that it has rights to acquire. Mr. Asher disclaims beneficial ownership of such shares.
(3) Shares beneficially owned by Capital Ventures International include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Martin Kobinger, as investment advisor for Heights Capital Management, has sole voting and investment power over all shares owned by Capital Ventures International or that it has rights to acquire. Mr. Kobinger and Heights Capital Management disclaim beneficial ownership of such shares.
(4) Shares beneficially owned by Gamma Opportunity Capital Partners, Inc. include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Jonathan P. Knight has sole voting and investment power over all shares owned by Gamma Opportunity Capital Partners, Inc. or that it has rights to acquire. Mr. Knight disclaims beneficial ownership of such shares.
(5) Shares beneficially owned by Stonestreet LP include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Michael Finkelstein and Mr. Bhavesh Singh have sole voting and investment power over all shares owned by Stonestreet LP or that it has rights to acquire. Mr. Finkelstein and Mr. Singh disclaim beneficial ownership of such shares.
(6) Shares beneficially owned by Professional Traders Fund, LLC include warrants to purchase up to 187,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Marc Swickie and Mr. Howard Boyer have sole voting and investment power over all shares owned by Professional Traders Fund, LLC or that it has rights to acquire. Mr. Swickie and Mr. Boyer disclaim beneficial ownership of such shares.
(7) Shares beneficially owned by First Mirage, Inc. include warrants to purchase up to 125,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. David A. Rapaport and Mr. Fred A. Brasch have sole voting and investment power over all shares owned by First Mirage, Inc. or that it has rights to acquire. Mr. Rapaport and Mr. Brasch disclaim beneficial ownership of such shares.
(8) Shares beneficially owned by Greenwich Growth Fund Ltd. warrants to purchase up to 100,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Chris Harrop and Ms. Elizabeth Leonard have sole voting and investment power over all shares owned by Greenwich Growth Fund Ltd. or that it has rights to acquire. Mr. Harrop and Ms. Leonard disclaim beneficial ownership of such shares.
(9) Shares beneficially owned by Whalehaven Fund Ltd. include warrants to purchase up to 85,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Michael Finkelstein and Mr. Bhavesh Singh have sole voting and investment power over all shares owned by Whalehaven Fund Ltd. or that it has rights to acquire. Mr. Finkelstein and Mr. Singh disclaim beneficial ownership of such shares.
(10) Shares beneficially owned by Platinum Partners Global Macro Fund include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Mark Nordlicht has sole voting and investment power over all shares owned by Platinum Partners Global Macro Fund or that it has rights to acquire. Mr. Nordlicht disclaims beneficial ownership of such shares.

(11) Shares beneficially owned by OTAPE Investments LLC include warrants to purchase up to 50,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Ira M. Leventhal has sole voting and investment power over all shares owned by OTAPE Investments LLC or that it has rights to acquire. Mr. Leventhal disclaims beneficial ownership of such shares.
(12) Shares beneficially owned by WEC Partners LLC include warrants to purchase up to 50,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Ethan Benovitz, Jaime Hartman and Daniel Saks have sole voting and investment power over all shares owned by WEC Partners LLC. Ethan Benovitz, Jaime Hartman and Daniel Saks each disclaim beneficial ownership of such shares.
(13) Shares beneficially owned by C.K. Cooper & Company include warrants to purchase up to 94,876 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Alexander Montano is the president of C.K. Cooper & Company and exercises sole voting and investment power over all shares owned by C.K. Cooper & Company or that it has rights to acquire. Mr. Montano disclaims beneficial ownership of such shares.
(14) Shares beneficially owned by Instream Partners include warrants to purchase up to 88,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Christopher Allick has sole voting and investment power over all shares owned by Instream Partners or that it has rights to acquire. Mr. Allick disclaims beneficial ownership of such shares.
(15) Shares beneficially owned by Shai Stern include warrants to purchase up to 37,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.

August Investors

----------------------------------------------------------------------------------------------------------
                                             Beneficial Ownership of    Number of     Beneficial Ownership
                                             Common Shares Prior to    Shares to be     of Common Shares
                                                  the Offering          Sold Under     After the Offering
----------------------------------------------------------------------     This     ----------------------
Selling Stockholder                            Number of   Percent of   Prospectus  Number of  Percent of
                                                Shares        Class                   Shares      Class
----------------------------------------------------------------------------------------------------------
Bear Stearns Securities Corp., Custodian for     150,000           --      150,000          0          --
James R. Berdell Roth IRA
----------------------------------------------------------------------------------------------------------
Kirk Rossman                                     150,000           --      150,000          0          --
----------------------------------------------------------------------------------------------------------
Tom Lenner                                       100,000           --      100,000          0          --
----------------------------------------------------------------------------------------------------------
Thomas R. Grimm                                  100,000           --      100,000          0          --
----------------------------------------------------------------------------------------------------------
MLPF&S Custodian FBO Michael L. Peterson         100,000           --      100,000          0          --
IRA*
----------------------------------------------------------------------------------------------------------
Gita Iyer                                         95,000           --       95,000          0          --
----------------------------------------------------------------------------------------------------------
Bradley Rotter                                   100,000           --      100,000          0          --
----------------------------------------------------------------------------------------------------------
Charles Nelson                                    75,000           --       75,000          0          --
----------------------------------------------------------------------------------------------------------
Bob L. Arnett & Joan E. Arnett*                   50,000           --       50,000          0          --
----------------------------------------------------------------------------------------------------------
Mark & Giovanna Bernhard                          50,000           --       50,000          0          --
----------------------------------------------------------------------------------------------------------
Joseph B. Childrey                                50,000           --       50,000          0          --
----------------------------------------------------------------------------------------------------------
Patrick DeSilva                                   50,000           --       50,000          0          --
----------------------------------------------------------------------------------------------------------
Edward J. Burke*                                  10,000           --       10,000          0          --
----------------------------------------------------------------------------------------------------------
James A. and Ann-Marie Wolfenbarger               25,000           --       25,000          0          --
----------------------------------------------------------------------------------------------------------
Karen Hanson                                      10,000           --       10,000          0          --
----------------------------------------------------------------------------------------------------------
Alan Brudos                                   610,000 (1)           2%      10,000    600,000           2%
----------------------------------------------------------------------------------------------------------
TOTAL**                                                                  1,125,000
----------------------------------------------------------------------------------------------------------

--  Less than one percent.

* Denotes a selling stockholder who is a registered broker-dealer or is an affiliate of broker-dealers. All affiliates of broker-dealers acquired the shares in the ordinary course of business and at the time of the acquisition they had no plans or proposals, directly or with any other person to distribute the shares.
** The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.
(1) Alan Brudos owns 10,000 shares of our common stock as an individual and he has sole voting and investment power over 600,000 shares of our common stock owned by Jupiter Partners.

Bridge Lenders

----------------------------------------------------------------------------------------------------------
                                               Beneficial Ownership of   Number of    Beneficial Ownership
                                               Common Shares Prior to  Shares to be    of Common Shares
                                                    the Offering        Sold Under    After the Offering
----------------------------------------------------------------------     This     ----------------------
Selling Stockholder                            Number of   Percent of   Prospectus   Number of  Percent of
                                                 Shares       Class                    Shares     Class
----------------------------------------------------------------------------------------------------------
Berg McAfee Companies, LLC                     734,451(1)         2.4%     324,011    410,440         1.8%
----------------------------------------------------------------------------------------------------------
W.D. Smythe Revocable Trust DTD 5/15/87          262,400           --      131,200    131,200          --
----------------------------------------------------------------------------------------------------------
Walter B. and Patricia E. Samuelson Revocable    132,400           --       66,200     66,200          --
Trust DTD May 25, 1996
----------------------------------------------------------------------------------------------------------
TOTAL*                                                                     521,411
----------------------------------------------------------------------------------------------------------

--  Less  than  one  percent.
* The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.
(1) Shares beneficially owned by Berg McAfee Companies, LLC include warrants to purchase up to 300,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Eric McAfee and Clyde Berg exercise sole voting and investment power over all shares owned by Berg McAfee Companies, LLC or that it has rights to acquire. Messrs. Berg and McAfee disclaim beneficial ownership of such shares.

June Investors

------------------------------------------------------------------------------------------
                                Beneficial Ownership of   Number of   Beneficial Ownership
                                Common Shares Prior to   Shares to be   of Common Shares
                                     the Offering        Sold Under    After the Offering
-------------------------------------------------------     This     ---------------------
Selling Stockholder              Number of  Percent of   Prospectus  Number of  Percent of
                                  Shares       Class                  Shares      Class
------------------------------------------------------------------------------------------
Matthew R. Iwasaka                 300,000         1.3%     300,000          0          --
------------------------------------------------------------------------------------------
Pepper Snyder                      300,000         1.3%     300,000          0          --
------------------------------------------------------------------------------------------
Kenneth A. Ikemiya                 150,000          --      150,000          0          --
------------------------------------------------------------------------------------------
David J. Scoffone                  150,000          --      150,000          0          --
------------------------------------------------------------------------------------------
James Svoboda                      150,000          --      150,000          0          --
------------------------------------------------------------------------------------------
Albert Kogura                       75,000          --       75,000          0          --
------------------------------------------------------------------------------------------
Iwasaka 2000 Living Trust           75,000          --       75,000          0          --
------------------------------------------------------------------------------------------
Tom Marsella and Darin Marsella      9,800          --        9,800          0          --
------------------------------------------------------------------------------------------
Anthony and Ramona M. Giuliani      12,000          --       12,000          0          --
------------------------------------------------------------------------------------------
TOTAL                                                     1,221,800
------------------------------------------------------------------------------------------

--  Less  than  one  percent.

Founders and Employees
----------------------

----------------------------------------------------------------------------------------
                            Beneficial Ownership of   Number of    Beneficial Ownership
                            Common Shares Prior to  Shares to be     of Common Shares
                                 the Offering        Sold Under     After the Offering
---------------------------------------------------     This     -----------------------
Selling Stockholder        Number of    Percent of   Prospectus  Number of  Percent of
                             Shares        Class                  Shares      Class
----------------------------------------------------------------------------------------
Douglas J. Glader**       4,268,754(1)        14.3%     148,970  4,119,784        13.8%
----------------------------------------------------------------------------------------
Jay R. Zerfoss**              680,318         2.33%      80,318    600,000           2%
----------------------------------------------------------------------------------------
Christopher Claudatos***      677,086         2.33%      77,086    600,000           2%
----------------------------------------------------------------------------------------
Magnus Hansen**               670,000          2.2%      70,000    600,000           2%
----------------------------------------------------------------------------------------
Heidar Javadi**               127,276           --       27,276    100,000          --
----------------------------------------------------------------------------------------
Eric Glader***              119,784(1)          --       29,784     90,000          --
----------------------------------------------------------------------------------------
Daniel Ching**                109,876           --       34,876     75,000          --
----------------------------------------------------------------------------------------
William Ge**                   79,376           --        4,376     75,000          --
----------------------------------------------------------------------------------------
Sean Hou**                     96,722           --       21,722     75,000          --
----------------------------------------------------------------------------------------
Nahid Amiri**                  94,568           --       19,568     75,000          --
----------------------------------------------------------------------------------------
Henry Pham***                 103,368           --       28,368     75,000          --
----------------------------------------------------------------------------------------
Thanh Pham**                  111,568           --       36,568     75,000          --
----------------------------------------------------------------------------------------
Nai-Cheng Chao**              107,414           --       32,414     75,000          --
----------------------------------------------------------------------------------------
TOTAL                                                   611,326
----------------------------------------------------------------------------------------

--  Less  than  one  percent.
**  Indicates a current employee, officer or director of the Company.
***  Indicates a former employee or officer of the Company.
(1) Shares beneficially owned by Douglas J. Glader include the shares owned by his son, Eric Glader, who owns 119,784 shares of Procera's common stock.

     The number of shares set forth in the tables represents an estimate of the number of common shares to be offered by the selling stockholders. We have assumed the sale of all of the shares of common stock offered under this prospectus will be sold. However, as the selling stockholders can offer all, some or none of their common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will offer or sell under this prospectus.

     OTHER THAN AS SET FORTH ABOVE, NONE OF THE SELLING STOCKHOLDERS (I) HAS HAD A MATERIAL RELATIONSHIP WITH US OTHER THAN AS A SHAREHOLDER AT ANY TIME WITHIN THE PAST THREE YEARS; (II) OR HAS EVER BEEN ONE OF OUR OFFICERS OR DIRECTORS.

                            DESCRIPTION OF SECURITIES

     The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our articles of incorporation and bylaws have been filed with the SEC as exhibits to this registration statement of which this prospectus forms a part.

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2004, 29,866,906 shares of our common stock and no shares of our preferred stock were issued and outstanding. This excludes an aggregate of 7,967,035 shares of common stock reserved for issuance upon exercise of warrants and rights to purchase 325,000 shares of common stock.

Common  Stock

     The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common stock subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

     Each share of common stock is entitled to one vote with respect to the election of any Director or any other matter upon which stockholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of Directors may elect all of the Directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

     Certain selling stockholders hold warrants to purchase our common stock as set forth above. See "Selling Stockholders". None of the selling stockholders hold any options to purchase our common stock.

Preferred  Stock

     We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such class or series without any further vote or action by the stockholders. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of Procera, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control of Procera.

     No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

                              PLAN OF DISTRIBUTION

     We are registering a total of 17,878,031 shares of our common stock that are being offered by the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledges, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will pay the costs and fees of registering the common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling stockholders. Although the selling stockholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately  negotiated  transactions;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-     a combination of any such methods of sale; and

-     any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

                                  LEGAL MATTERS

     The validity of any common stock offered by this prospectus has been passed upon for us by Silicon Valley Law Group, San Jose, California. Silicon Valley Law Group holds a warrant to purchase 50,000 shares of our common stock for $0.50 per share that is exercisable, in whole or in part, until June 6, 2008.

                                     EXPERTS

     The financial statements of Procera Networks, Inc., incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, have been so incorporated in reliance upon the report of Burr, Pilger & Mayer LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3, including the exhibits and schedules thereto, under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the shares to be sold in this offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at www.sec.gov.
                               -----------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of this offering by the selling stockholders:

     -    Annual  Report  on  Form 10-KSB for the fiscal year ended December 31,
          2003.

     -    Quarterly Report on Form 10-QSB for the quarter ended March 28, 2004;

     -    Quarterly Report on Form 10-QSB for the quarter ended June 27, 2004;

     -    Quarterly  Report  on  Form 10-QSB for the quarter ended September 26,
          2004;

     -    Current Report on Form 8-K, filed on May 11, 2004;

     -    Current Report on Form 8-K, filed on August 17, 2004;

     -    Current Report on Form 8-K, filed on January 4, 2005; and

     - The description of the common stock contained in our registration statement on Form SB-2/A (No. 333-111787) filed with the SEC under the Securities Act on April 15, 2004.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference in this prospectus. Those documents shall be considered to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus and the registration statement to the extent that a statement contained in this prospectus, in any document incorporated by reference or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings, at no cost, by writing, telephoning or e-mailing us at the following address: Procera Networks, Inc. 3175 South Winchester Boulevard, Campbell, California 95008, (408) 875-4675.

                             PROCERA NETWORKS, INC.


                              17,878,031 shares of
                                  Common Stock

                            ________________________

                                   PROSPECTUS
                            ________________________

                                January __, 2005

     PART II     -     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of estimated expenses, of the issuance and distribution of the securities being registered hereby, other than underwriting discount and commissions. All of the amounts shown are estimates except the SEC registration fee:

Securities and Exchange Commission Registration Fee  $ 3,199
Accounting Fees and Expenses. . . . . . . . . . . .  $ 5,000
Legal Fees and Expenses . . . . . . . . . . . . . .  $10,000
Transfer Agent Fees . . . . . . . . . . . . . . . .  $   500
Miscellaneous . . . . . . . . . . . . . . . . . . .  $ 1,301
                                                     -------
    Total . . . . . . . . . . . . . . . . . . . . .  $20,000

ITEM 15     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of our Articles of Incorporation provides, among other things, that our Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

- for any breach of such Director's duty of loyalty to us or our stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

- for any transaction from which such Director derived any improper personal benefit.

     Accordingly, our Directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

     Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

ITEM 16.     EXHIBITS

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION

2.1*         Agreement and Plan of Merger included in our Preliminary Proxy Statement on
             Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

3.1*         Articles of Incorporation included as Exhibit 3.1 to our form SB-2 filed on February
             11, 2002 and incorporated herein by reference.


                                      II-1

3.2*         Bylaws included as Exhibit 3.2 to our form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.1*         Form of Subscription Agreement for December 2004 offering included as Exhibit
             10.1 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.2*         Form of Registration Rights Agreement for December 2004 offering included as
             Exhibit 10.2 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.3*         Form of Warrant Agreement ($1.25 per share) for December 2004 offering included as Exhibit 10.3 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.4*         Form of Warrant Agreement ($1.37 per share) for December 2004 offering included as Exhibit 10.4 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.5*         Form of Subscription Agreement for December 2003 offering included as Exhibit 4.1 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.6*         Form of Special Warrant Agreement included as Exhibit 4.2 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.7*         Form of Registration Rights Agreement for December 2003 offering included as
             Exhibit 4.3 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.8*         Form of Warrant for December 2003 offering included as Exhibit 4.4 to our Form
             SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.9*         Subscription Agreement with Linden Growth Partners included as Exhibit 4.1 to our
             Form SB-2 filed on May 26, 2004 and incorporated herein by reference.

4.10*        Warrant Agreement with Linden Growth Partners included as Exhibit 4.4 to our
             Form SB-2 filed on May 26, 2004 and incorporated herein by reference.

5.1**        Opinion of Silicon Valley Law Group, LLP.

23.1         Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.

23.2**       Consent of Silicon Valley Law Group, LLP (included in Exhibit 5.1).

24.1         Powers of Attorney (included on signature page).

*     Previously filed
**    To be filed by amendment.

ITEM 17.     UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on January 27, 2005.


                                                 PROCERA NETWORKS, INC.


                                                 /s/ Douglas J. Glader
                                                 ---------------------
                                                 Douglas J. Glader
                                                 President and CEO

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Glader and Jay Zerfoss, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                     DATE
---------------------  ------------------------------  ----------------


/s/ Douglas J. Glader  President, Director, and        January 27, 2005
---------------------  Chief Executive Officer
Douglas J. Glader


/s/ Jay Zerfoss        Chief Financial Officer and     January 27, 2005
---------------------  Chief Accounting Officer
Jay Zerfoss            (principal accounting officer)

/s/ Scott McClendon    Director                        January 27, 2005
---------------------
Scott McClendon

/s/ Thomas Saponas     Director                        January 27, 2005
---------------------
Thomas Saponas

/s/ Thomas Williams    Director                        January 27, 2005
---------------------
Thomas Williams

                                  EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION

2.1*         Agreement and Plan of Merger included in our Preliminary Proxy Statement on
             Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

3.1*         Articles of Incorporation included as Exhibit 3.1 to our form SB-2 filed on February
             11, 2002 and incorporated herein by reference.

3.2*         Bylaws included as Exhibit 3.2 to our form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.1*         Form of Subscription Agreement for December 2004 offering included as Exhibit
             10.1 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.2*         Form of Registration Rights Agreement for December 2004 offering included as
             Exhibit 10.2 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.3*         Form of Warrant Agreement ($1.25 per share) for December 2004 offering included as Exhibit 10.3 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.4*         Form of Warrant Agreement ($1.37 per share) for December 2004 offering included as Exhibit 10.4 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.5*         Form of Subscription Agreement for December 2003 offering included as Exhibit 4.1 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.6*         Form of Special Warrant Agreement included as Exhibit 4.2 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.7*         Form of Registration Rights Agreement for December 2003 offering included as
             Exhibit 4.3 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.8*         Form of Warrant for December 2003 offering included as Exhibit 4.4 to our Form
             SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.9*         Subscription Agreement with Linden Growth Partners included as Exhibit 4.1 to our
             Form SB-2 filed on May 26, 2004 and incorporated herein by reference.

4.10*        Warrant Agreement with Linden Growth Partners included as Exhibit 4.4 to our
             Form SB-2 filed on May 26, 2004 and incorporated herein by reference.

5.1**        Opinion of Silicon Valley Law Group, LLP.


                                      II-6

23.1         Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.

23.2**       Consent of Silicon Valley Law Group, LLP (included in Exhibit 5.1).

24.1         Powers of Attorney (included on signature page).

*     Previously filed
**    To be filed by amendment.